As filed with the Securities and Exchange Commission on January 6, 2015	Registration No. 333-201168

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

Form S-1

REGISTRATION STATEMENT

Under The Securities Act of 1933

INTELLICHECK MOBILISA, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	11-3234779
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

191 Otto Street
Port Townsend, Washington	98368
(Address of Principal Executive Offices)	(Zip Code)

Primary Standard Classification Code Number:

Registrant’s telephone number, including area code: (360) 344-3233

William H. Roof, Ph.D.

Chief Executive Officer

Intellicheck Mobilisa, Inc.

191 Otto Street

Port Townsend, WA 98368

(360) 344-3233

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christopher H. Cunningham	Mitchell S. Nussbaum
K&L Gates LLP	Loeb & Loeb LLP
925 Fourth Avenue	345 Park Avenue
Seattle, WA 98104	New York, NY 10154
(206) 370-7639	(212) 407-4159

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1) (2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	$9,775,000	$1,135.85*

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(2)	Includes the aggregate offering price of additional shares that the underwriters have the option to purchase.
*	Previously paid

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-201168) of Intellicheck Mobilisa, Inc. is being filed solely to include certain Part II information and to file Exhibit 5.1. This Amendment No. 1 does not modify any provision of the prospectus that forms a part of the Registration Statement. Accordingly, a preliminary prospectus has been omitted.

PART II

Information Not Required in Prospectus

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses, other than underwriting discounts and commissions, payable in connection with the registration of the common stock hereunder. All amounts are estimates except the SEC registration fee and the FINRA filing fee.

SEC registration fee	$1,135.85
FINRA filing fee	$1,966.25
Printing expenses	$6,000.00
Legal fees and expenses	$120,000.00
Accounting fees and expenses	$35,000.00
Transfer agent and registrar fees and expenses	$7,500.00
Miscellaneous	$28,397.90
Total	$200,000.00

Item 14. Indemnification of Directors and Officers

Intellicheck Mobilisa’s certificate of incorporation limits the liability of directors to the maximum extent permitted by Section 145 of the Delaware General Corporation Law. Delaware law provides that the directors of a corporation will not be personally liable to such corporation or its stockholders for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derives an improper personal benefit.

The Company provides officers’ and directors’ liability insurance for its officers and directors.

Item 15. Recent Sales of Unregistered Securities

None.

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits

The exhibits to the registration statement are listed in the Exhibit Index to this registration statement and are incorporated herein by reference.

(b)	Financial Statement Schedules

All schedules have been omitted because the information required to be presented in them is not applicable or is shown in the consolidated financial statements or related notes.

Item 17. Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Act, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Registrant hereby undertakes that:

(a) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from a form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this registration statement as of the time it was declared effective; and

(b) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on January 6, 2015.

INTELLICHECK MOBILISA, INC.

By:	/s/ William H. ROOF
William H. Roof
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William H. Roof	Chief Executive Officer	January 6, 2015
William H. Roof	(Principal Executive Officer)

*	Chief Financial Officer (Principal	January 6, 2015
Bill White	Financial and Accounting Officer)

*	Chairman of the Board and Director	January 6, 2015
Michael D. Malone

*	Director	January 6, 2015
Emil R. Bedard

*	Director	January 6, 2015
Jack A. Davis

*	Director	January 6, 2015
William P. Georges

*	Director	January 6, 2015
Guy L. Smith

* By: /s/ William H. Roof
Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
3.1	Certificate of Incorporation of the Company (1)
3.2	Amendment to the Certificate of Incorporation of the Company (11)
3.3	Amended and Restated By-laws of the Company (14)
3.4	Certificate of Designation of Preferred Stock of Intelli-Check, Inc. (5)
4.1	Specimen Stock Certificate (7)
5.1	Opinion of K&L Gates LLP
10.1	Agreement of Lease between the Company and JQ1 Associates, LLC, dated as of April 19, 2010 (4)
10.2	Agreement of Lease between Mobilisa and Eagle Coast, LLC, dated as of August 1, 2007. (7)
10.3	Agreement of Lease between the Company and King I, LLC, dated as of February 1, 2010. (7)
10.4	1998 Stock Option Plan (1)
10.5	1999 Stock Option Plan (1)
10.6	2001 Stock Option Plan (2)
10.7	2003 Stock Option Plan (3)
10.8	2006 Equity Incentive Plan (15)
10.9	Memorandum of Understanding between AAMVAnet, Inc. and Intelli-Check, Inc. effective January 29, 2002 (4)
10.10	Merger Agreement dated November 20, 2007 by and among Intelli-Check Inc., Intelli-Check Merger Sub, Inc., Mobilisa, Inc., and the Principal Shareholders of Mobilisa, Inc. (9)
10.11	Agreement and Plan of Merger dated August 31, 2009 by and among Intelli-Check – Mobilisa Inc., PA Acquisition Corporation, Positive Access Corporation, and the Principal Shareholders of Positive Access Corporation (10)
10.12	Executive Severance Agreement dated November 16, 2010 by and between Peter J. Mundy and Intellicheck Mobilisa, Inc. (12) *
10.13	Loan and Security Agreement dated August 17, 2011 by and between the Company and Silicon Valley Bank (13)
10.14	Default Waiver and Fourth Amendment to Loan and Security Agreement, dated as of October 15, 2014, by and between the Company and Silicon Valley Bank (16)
10.15	Executive Employment Agreement by and between the Company and Bill Roof (17)
10.16	Severance Agreement by and between the Company and Billy J. White (17)
14.1	Code of Business Conduct and Ethics (6)
21	List of Subsidiaries (7)
23.1*	Consent of EisnerAmper, LLP
23.2	Consent of K&L Gates LLP (contained in Exhibit 5.1)
24.1*	Power of Attorney

*	Previously filed
(1)	Incorporated by reference to Registration Statement on Form SB-2 (File No. 333-87797) filed September 24, 1999.
(2)	Incorporated by reference to Registrant’s Proxy Statement on Schedule 14A filed May 31, 2001.
(3)	Incorporated by reference to Registrant’s Proxy Statement on Schedule 14A filed June 13, 2003.
(4)	Incorporated by reference to Registrant’s Quarterly Report on Form 10-Q filed August 10, 2010.
(5)	Incorporated by reference to Registrant’s Annual Report on Form 10-K filed March 31, 2003.
(6)	Incorporated by reference to Registrant’s Annual Report on Form 10-K filed March 30, 2004.
(7)	Incorporated by reference to Registrant’s Annual Report on Form 10-K filed March 11, 2010.
(8)	Incorporated by reference to Registrant’s Current Report on Form 8-K filed June 15, 2007.
(9)	Incorporated by reference to Registrant’s Current Report on Form 8-K filed November 21, 2007.
(10)	Incorporated by reference to Registrant’s Current Report on Form 8-K filed September 1, 2009.
(11)	Incorporated by reference to Registrant’s Current Report on Form 8-K filed August 13, 2014.
(12)	Incorporated by reference to Registrant’s Annual Report on Form 10-K filed March 8, 2011.
(13)	Incorporated by reference to Registrant’s Current Report on Form 8-K filed August 22, 2011.
(14)	Incorporated by reference to Registrant’s Current Report on Form 8-K filed August 14, 2007.
(15)	Incorporated by reference to Registrant’s Annual Report on Form 10-K filed March 27, 2013.
(16)	Incorporated by reference to Registrant’s Current Report on Form 8-K filed October 20, 2014.
(17)	Incorporated by reference to Registrant’s Quarterly Report on Form 10-Q filed November 4, 2014.